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                              November 14, 1995


SA Telecommunications, Inc.
1912 Avenue K, Suite 100
Plano, TX 75074

Re:  Offering of Shares of Common Stock of SA Telecommunications, Inc.

Ladies and Gentlemen:

     On or about November 15, 1995, SA Telecommunications, Inc., a Delaware corporation (the "Company"), expects to file with the Securities and Exchange Commission a Registration Statement on Form S-3 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"). Such Registration Statement relates to the offering (the "Offering") of up to 4,033,336 shares of common stock, $.0001 par value per share (the "Common Stock"), consisting of (i) 1,100,000 shares of Common stock held by certain stockholders of the Company (the "Selling Stockholders"), (ii) 1,333,336 shares of Common Stock issuable to the holders of the Company's Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") upon the conversion thereof and (iii) 1,600,000 shares of Common Stock issuable to the holders of certain Common Stock Purchase Warrants (the "Warrants") upon the exercise thereof. This firm has acted as counsel to you in connection with the preparation and filing of the Registration Statement, and you have requested our opinion with respect to certain legal aspects of the Offering.

     In rendering our opinion, we have examined and relied upon the original or copies, certified to our satisfaction, of (1) the Certificate of Incorporation, as amended, and the Bylaws, as amended, of the Company; (2) copies of resolutions of the Board of Directors of the Company authorizing the Offering, the issuance of the shares to the Selling Stockholders, the creation, designation and issuance of the Preferred Stock, the issuance of the Warrants and related matters; (3) the Registration Statement and the exhibits thereto; and (4) such other documents and instruments as we have deemed necessary. In our examinations, we have assumed the genuineness of all signatures and the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or reproduction copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers or directors of the Company and upon documents, records and instruments furnished to us by the Company, without independent check or verification of their accuracy.

     Based upon the foregoing examination and subject to the comments and assumptions noted below, we are of the opinion that (i) the shares of Common Stock to be sold by the Selling Stockholders in the Offering were validly issued and fully paid and are nonassessable, (ii) the Company has at least 2,933,336 shares of authorized but unissued Common Stock and/or treasury shares of Common Stock from which the 2,933,336 shares of Common Stock covered by the Registration Statement and proposed to be sold pursuant to the conversion of the



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SA Telecommunications, Inc.
November 14, 1995
Page 2

Preferred Stock or upon the exercise of the Warrants, as the case may be, may be issued and (iii) assuming that (1) the outstanding shares of Preferred Stock were duly issued, (2) the outstanding Warrants were duly issued, (3) the Company maintains an adequate number of authorized but unissued shares and/or treasury shares of Common Stock available for issuance to those persons who convert the shares of Preferred Stock and/or exercise the Warrants, as the case may be, (4) the shares of Preferred Stock are converted to shares of Common Stock in accordance with the terms of the Certificate of Designation and other applicable documents, (5) the Warrants are properly exercised for shares of Common Stock in accordance with the Warrant Certificate and other applicable documents and (6) the consideration for the shares of Common Stock issued pursuant to the Warrants is actually received by the Company and such amount exceeds the par value of such shares, then the 2,933,336 shares of Common Stock issued pursuant to the conversion of the Preferred Stock or upon exercise of the Warrants, as the case may be, will be duly and validly issued, fully paid and nonassessable.

     This opinion is limited in all respects to the General Corporation Law of the State of Delaware as in effect on the date thereof; however, we are not members of the Bar of the State of Delaware and our knowledge of its General Corporation Law is derived from a reading of the most recent compilation of that statute available to us without consideration of any judicial or administrative interpretations thereof.

     We bring to your attention the fact that this legal opinion is an expression of professional judgement and not a guaranty of result. This opinion is given as of the date hereof, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may hereafter come to our attention or any changes in laws or judicial decisions that may hereafter occur.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming a part of the Registration Statement. In giving such consent, we do not admit that we have come within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission thereunder.

                              Very truly yours,

                              ARTER, HADDEN, JOHNSON & BROMBERG



                              /s/ Arter, Hadden, Johnson & Bromberg